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                                                                  EXHIBIT 10.12


                              SETTLEMENT AGREEMENT
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         This Settlement Agreement (hereinafter "Agreement") is made and entered into effective this 27th day of August, 1999 ("Effective Date"), by and between ALARIS Medical Systems, Inc., a Delaware corporation ("ALARIS Medical") formerly known as IVAC Medical Systems, Inc., on the one hand, and Tyco Healthcare Group, L.P. formerly known as The Kendall Co. L.P., as successor in interest to Sherwood Medical Company d/b/a Sherwood, Davis & Geck, a Delaware corporation ("Tyco"), and Sherwood Services A.G. ("SSAG"), on the other hand, with respect to the following:

                                    RECITALS:

         A. ALARIS Medical and Tyco are parties to civil action Case No. 96-CV-2083-JM (LSP) SHERWOOD MEDICAL COMPANY d/b/a SHERWOOD, DAVIS & GECK Plaintiff, vs. IVAC MEDICAL SYSTEMS, INC. Defendant, and IVAC MEDICAL SYSTEMS, INC., Counterclaimant, vs. SHERWOOD MEDICAL COMPANY d/b/a SHERWOOD, DAVIS & GECK, Counterdefendant, pending in the United States District Court for the Southern District of California (the "Action").

         B. SSAG is the owner of United States Letters Patent No. 5,293,862, entitled Disposable Speculum With Bonding Ring, issued on March 15, 1994 ("`862 patent"), of United States Letters Patent No. 5,516,010, entitled Sanitary Speculum For Tympanic Thermometer Probe, issued on May 14, 1996 ("`010 patent"), and of United States Letters Patent No. 5,707,343, entitled Disposable Sanitary Speculum for Tympanic Thermometer Probe, issued on January 13, 1998 ("`343 patent"). Tyco is a licensee of the `010 and `862 patents, with the right to enforce said patents and grant sublicenses thereto. Tyco is a licensee of the `343 patent.

         C. The Action involves claims by Tyco against ALARIS Medical for infringement of the `862 and `010 patents. ALARIS Medical has raised certain defenses, and has filed a counterclaim seeking a declaration of non-infringement and that the `862 and `010 patents are invalid and unenforceable.

         D. SSAG and Tyco assert that the `343 patent is infringed by ALARIS Medical, and ALARIS Medical denies that it has infringed the `343 patent.

         E. The parties desire to amicably settle and compromise the disputes between them including, but not limited to, those disputes that are the subject matter of the Action, and to avoid the expense and inconvenience of further litigation.

                              TERMS AND CONDITIONS:

         IN CONSIDERATION OF THE FOREGOING, AND OF THE COVENANTS AND CONDITIONS HEREINAFTER SET FORTH AND IN SETTLEMENT OF THE


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CONTROVERSIES THAT EXIST BETWEEN THEM, THE PARTIES AGREE AS FOLLOWS:

         1.       DEFINITIONS

                  a.       "AFFILIATE"

                           The term "Affiliate" of a party to this Agreement as
used in this Agreement shall mean a person or entity controlling, controlled by, or under common control with, a party or a parent or subsidiary of a party. An ownership interest of fifty percent (50%) or more shall constitute control as that term is used herein.

                  b.       "EFFECTIVE DATE"

                           The term "Effective Date" as used in this Agreement
shall mean the date first written above.

                  c.       "CURRENT PRODUCT"

                           The term "Current Product" as used in this Agreement
shall mean probe covers for tympanic thermometers that were sold by ALARIS Medical as of the Effective Date of this Agreement.

                  d.       "FOREIGN COUNTERPART(S)"

                  The term "Foreign Counterpart(s)" as used in this Agreement shall mean all foreign patent applications and issued foreign patents which claim priority from, or share common priority with, an identified United States patent or patent application or which disclose and claim the same invention that is the subject matter of such identified United States patent or patent application.

                  e.       "REASONABLE MODIFICATIONS"

                           The term "Reasonable Modifications" as used in this
Agreement shall mean changes that do not alter the basic design (flat frame and stretchable film) of the Current Product, such as changes in material or dimensions.

         2.       CONSENT JUDGEMENT AND DISMISSAL

                  Upon final execution of this Settlement Agreement by the parties, the parties through their respective counsel shall execute a Consent Judgement and Dismissal in the form attached hereto as Exhibit A, and shall, not later than ten (10) days after execution of this Agreement, present the same to the Court for approval and filing.

         3.       VALIDITY/ENFORCEABILITY

                  Subject to the provisions of this Agreement, IVAC agrees that the `343 patent, as well as the `862 and `010 patents (pursuant to Consent Judgment and Dismissal) are not invalid and are enforceable.

         4.       MUTUAL RELEASE

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                  Conditioned upon execution by the parties of this Agreement and upon execution of the Consent Judgement and Dismissal (Exhibit A) and except for the specific obligations of the parties pursuant to this Agreement, ALARIS Medical, on the one hand, and Tyco and SSAG, on the other hand, on behalf of themselves their respective predecessors, successors, parents, Affiliates, subsidiaries, heirs, executors, administrators, assigns, stockholders, officers, directors, attorneys, agents, employees and representatives, each hereby release and discharge the opposing party and its respective predecessors, successors, parents, subsidiaries, heirs, executors, administrators, assigns, stockholders, officers, directors, attorneys, agents, employees and representatives, from any and all debts, claims, demands, damages liabilities, obligations, causes of action (including, without limitation, those asserted in the Complaint, Answer and Counterclaims of the Action), agreements, suits, sums of money, and rights, whether known or known, suspected or unsuspected, which i.) relate to probe covers for tympanic thermometers, and ii.) are based on any actions or inaction occurring prior to the Effective Date of this Agreement, and which the party now owns or holds, or at any time heretofore owned or held, by reason of any act, matter, cause or thing whatsoever.

         5.       WAIVER OF CODE SECTION

                  ALARIS Medical, Tyco, and SSAG hereby waive with respect to the release of paragraph 4 above, the benefits of Section 1542 of the Civil Code of California to the extent that such benefits may contravene a provision hereof. Such action reads as follows:

                  "1542 GENERAL RELEASE; EXTENT.
                  A GENERAL RELEASE DOES NOT EXTEND TO
                  CLAIMS WHICH THE CREDITOR DOES NOT KNOW
                  OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME
                  OF EXECUTING THE RELEASE, WHICH IF KNOWN
                  BY HIM MUST HAVE MATERIALLY AFFECTED HIS
                  SETTLEMENT WITH THE DEBTOR."

         6.       LICENSE GRANTS

                  a. Tyco hereby grants ALARIS Medical and its Affiliates a non-exclusive, worldwide license under the `862 and `010 patents and all extensions, reissues, reexaminations, divisionals, continuations, continuations-in-part and Foreign Counterparts thereof, to make, have made, use and sell, or otherwise distribute and to practice processes and methods under the `862 and `010 patents with respect to probe covers for ALARIS Medical thermometers.

                  b. SSAG hereby grants ALARIS Medical and its Affiliates a non-exclusive, worldwide license under the `343 patent and all extensions, reissues, reexaminations, divisionals, continuations, continuations-in-part and Foreign Counterparts thereof, to make, have made, use and sell, or otherwise distribute and to

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practice processes and methods under the `343 patent with respect to probe covers for ALARIS Medical thermometers.

                  c. The license rights granted pursuant to subparagraph a. above shall not include the right to make, have made, use, and sell with respect to probe covers designed for or intended for use on a Tyco or any other third party tympanic thermometer.

                  d. The license rights and grant pursuant to subparagraph a. above shall not include the right to grant any sublicense.

         7.       COVENANT NOT TO SUE

                  a.       COVENANT BY TYCO AND SSAG

                           Tyco and SSAG covenant not to sue ALARIS Medical or
its Affiliates, or any of its customers or distributors or suppliers, for infringement of any patent owned by Tyco or SSAG or as to which Tyco or SSAG has the right to sue, by reason of ALARIS Medical or its Affiliates making, having made, using or selling, or their customers, distributors or suppliers making using or selling, in the United States or elsewhere, Current Product, or any products of substantially the same design sold under a different trademark or model designation, and Reasonable Modifications thereof.

                  b.       APPLICABLE PATENTS AND PATENT APPLICATIONS

                           Except as otherwise provided herein, the respective
covenants under this Paragraph 7 of this Agreement shall apply to patents that have issued or been granted in at least one country, and to the claims of all extensions, reissues, reexaminations, divisionals, continuations, continuations-in-part and Foreign Counterpart patents and patent applications thereof, and to all patents or patent applications of Tyco and its Affiliates which may be filed in the future.

         8.       PAYMENT OBLIGATION

                  In consideration of the rights granted by Tyco to ALARIS Medical by this Agreement and without admission of infringement, ALARIS Medical shall pay to Tyco the sum of $3,950,000.00 (Three Million and Nine Hundred and Fifty Thousand Dollars) within ten days of the Effective Date of this Agreement by both parties.

         9.       REPRESENTATION AND WARRANTY OF TYCO

                  Tyco and SSAG represent and warrant that they have the authority to grant ALARIS Medical the rights granted herein and to enter into the covenants included herein.

         10.      PUBLICITY

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                  a. Tyco and ALARIS Medical and their respective Affiliates agree to refrain from releasing any information to any third party with respect to the existence or terms of this Agreement without the prior written consent of the other party, except as set forth in the Press Release(s) attached hereto as Exhibit B, or as otherwise provided herein. This prohibition includes, but is not limited to, educational and scientific conferences, promotional materials, governmental filings, and discussions with lenders, investment bankers, public officials, and the media, but shall not extend to disclosures necessary in accordance with Security and Exchange Commission requirements, nor to investment bankers and lenders.

                  b. If Tyco or ALARIS Medical and/or their respective Affiliates determines that a release of information subject to the prohibition in the preceding paragraph is required by law, they shall promptly notify the other party in writing thirty (30) days before the time of the proposed release. The notice shall include the exact text of the proposed release and the time and manner of the release. If requested by the other party hereto, the party seeking to release information shall furnish to the other an opinion of counsel that the release of all the information is required by law. At the other party's request and before the release, the party desiring to release the information shall consult with the other party on the necessity for the disclosure and the text of the proposed release. Absent approval in advance from the other party, in no event shall a release, other than one in accordance with subparagraph a. above, include information regarding the existence or terms of this Agreement that is not required by law.

                  c. Should any third party seek to obtain any information by legal process with respect to the existence or terms of this Agreement from any party hereto, such party to this Agreement shall promptly notify the other party hereto, and shall take all appropriate measures to avoid and minimize the release of such information.

         11.      PAYMENT OF COSTS AND ATTORNEYS FEES

                  The parties hereto shall pay their own costs and attorneys' fees incurred in connection with the Action and this settlement.

         12.      PROTECTIVE ORDERS

                  The parties agree to abide by the terms of the Protective Order regarding confidentiality filed in the Action which shall remain in force and effect, and documents produced in discovery, which were designated "Confidential" or "For Counsels' Eyes Only," and all deposition transcripts, shall be destroyed or retained in confidence by counsel of record for the parties. This Agreement is hereby designated "Confidential" pursuant to the such Protective Order.

         13.      ABSENCE OF WAIVER

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                  The failure of any party to enforce at any time any provision of this Agreement shall in no way be construed as a waiver of such provision, nor in any way to affect the validity of this Agreement or any part thereof, or the right of any party to later enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         14.      ENTIRE AGREEMENT

                  This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede all previous negotiations, commitments, and writings. This Agreement shall not be modified or altered in any manner except by an instrument in writing executed by all of the parties hereto.

         15.      SEVERABILITY

                  If any provision of this Agreement is found to be prohibited by law and invalid, or for any reason such provision is held unenforceable, in whole or in part, that provision shall be considered severable and its invalidity or unenforceability shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         16.      NOTICE

                  Any notice, report, written statement or payment to a party permitted or required under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, Federal Express, or hand delivery at the respective addresses set forth below, or to such other addresses as the respective parties may from time to time designate:

         For Tyco Healthcare Group, L.P.:

                           David Koris, Esq.
                           Vice President, Intellectual Property
                           The Kendall Company
                           15 Hampshire, MA 02048

                  with copies to:

                           Ira Levy, Esq.
                           Darby & Darby
                           805 Third Avenue
                           New York, NY 10022-7513

                  and copies to:

                           Joyce McCoy, Esq.
                           Seltzer Caplan Wilkins & McMahon
                           2100 Symphony Towers
                           750 B Street
                           San Diego, CA 92101

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                  and copies to:

                           Douglas Denninger, Esq.
                           CEO
                           Sherwood Services A.G.
                           Schwertstrasse 9
                           CH 8200 Schaffhausen
                           Switzerland, 02048

         For ALARIS Medical Systems, Inc.:

                           Hazel M. Aker, Esq.
                           Corporate Vice President, Legal Affairs
                           ALARIS Medical Systems, Inc.
                           10221 Wateridge Circle, Building A
                           San Diego, California 92121-2733

                  with copies to:

                           Richard A. Bardin, Esq.
                           Fulwider Patton Lee & Utecht, LLP
                           10877 Wilshire Boulevard, Tenth Floor
                           Los Angeles, CA 90024

         17.      APPLICABLE LAW

                  This Agreement shall be deemed to be executed and to be performed in the State of California and shall be construed in accordance with the laws of the State of California as to all matters, including, but not limited to, matters of validity, construction, effect, or performance.

         18.      NO ADMISSION

                  Subject to the provisions of the Consent Judgement and Dismissal and to paragraph 4 hereof, neither the entering into this Agreement, nor any provision hereof, shall be deemed as an admission by any party of any legal position or of any wrong-doing of or by any party to this Agreement, or party to the Action.

         19.      ASSIGNMENT

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                  The obligations of this Agreement shall be binding upon the parties hereto, their successors and legal representatives, specifically including the respective assignee or transferee of rights in any patent owned by any party and subject to the covenant granted herein. In the event of an assignment or transfer, including the right to receive proceeds in whole or in part, the assignor or transferor shall advise the assignee or transferee of this Agreement, and the obligations hereunder. As to any assignment or transfer, the transferee will expressly acknowledge to the other party an assumption of rights and obligations of this Agreement. However, the benefits granted under this Agreement, including the license grant and rights of paragraph 6 and covenants of paragraph 7 shall not be assigned or transferred by any party without written consent of the other party except in connection with a merger, consolidation, or sale of all or substantially all of the assets of its entire business to which this Agreement pertains.

         20.      CAPTIONS

                  Captions are inserted herein only as a matter of convenience, and for reference, and in no way define, limit, or describe the scope of this Agreement or the intent of any provision herein.

         21.      CONSTRUCTION

                  This Agreement has been prepared with the participation of both parties, and shall not be strictly construed against either party.

         22.      COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

         23.      CONSULTATION WITH COUNSEL AND RELIANCE

                  The parties each acknowledge that they have had the opportunity to consult with counsel of its choice, and that in executing this Agreement it has not relied upon any statements, representations or agreements of any other person other than those contained herein.

         24.      TERM

                  This Agreement shall be effective as of the Effective Date and it shall remain effective until and terminate upon the expiration date of the last-to-expire of the patents included within the scope of the license grant and the covenants not to sue set forth above in paragraphs 6 and 7.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, effective as of the Effective Date.

                                    ALARIS Medical Systems, Inc.
                                    (formerly IVAC Medical Systems, Inc.)


                                    By:
                                        ---------------------------------------
                                           David L. Schlotterbeck
                                    Title: President and Chief Operating Officer

ATTEST:

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                                    Tyco Healthcare Group, L.P.

                                    By:
                                        ---------------------------------------
                                    Title:

ATTEST:

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                                    Sherwood Services A.G.

                                    By:
                                        ---------------------------------------
                                    Title:

ATTEST:

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